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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 23, 1999
except for Note 6 as to which the date is           , 1999, in the Registration
Statement (Form S-1) and related Prospectus of Symyx Technologies, Inc. for the registration of shares of its common stock.

                                              Ernst & Young LLP

Palo Alto, California

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 6 to the financial statements.

                                              /s/Ernst & Young LLP

Palo Alto, California
September 20, 1999